Exhibit 5.1

4100 First Place Tower

15 East 5th Street

Tulsa, OK 74103

cwlaw.com

October 28, 2021

Empire Petroleum Corporation

2200 S. Utica Place, Suite 150

Tulsa, Oklahoma 74114

Re: Empire Petroleum Corporation – Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Empire Petroleum Corporation, a Delaware corporation (the “Company”), in connection with the filing by the Company of a registration statement on Form S-3 (the “Registration Statement”), with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), for the registration of the sale from time to time (a) by the Company of up to $350,000,000 aggregate offering price of (A) shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), (B) warrants representing rights to purchase Common Stock, Purchase Contracts (as hereinafter defined), or Units (as hereinafter defined) (“Warrants”), (C) subscription rights to purchase Common Stock, Warrants, other securities of the Company described in the Primary Prospectus (as hereinafter defined) or any combination of such securities (“Subscription Rights”), (D) purchase contracts for the purchase or sale of securities of the Company (“Purchase Contracts”), and (E) units consisting of one or more Purchase Contracts, Subscription Rights, Warrants, shares of Common Stock or any combination of such securities (“Units” and together with such Common Stock, Warrants, Subscription Rights, and Purchase Contracts, the “Primary Securities”), and (b) by certain stockholders of the Company (each, a “Selling Stockholder” and, collectively, the “Selling Stockholders”) of up to 21,360,165 shares of Common Stock, including up to (i) 17,257,835 shares of Common Stock owned by the Selling Stockholders (the “Secondary Common Shares”) and (ii) 4,102,330 shares of Common Stock a Selling Stockholder may acquire (“Secondary Warrant Shares” and together with such Secondary Common Shares, the “Secondary Securities”) upon the exercise of warrants granted to such Selling Stockholder by the Company pursuant to a common share warrant certificate issued to such Selling Stockholder (each, a “Secondary Warrant Agreement”).

The Primary Securities will be sold or delivered from time to time as set forth in the Registration Statement, the applicable prospectus contained therein (the “Primary Prospectus”), and supplements to the Primary Prospectus (the “Primary Prospectus Supplements”).

October 28, 2021

The Secondary Securities will be sold or delivered from time to time as set forth in the Registration Statement, the applicable prospectus contained therein (the “Secondary Prospectus”) and any supplements to the Secondary Prospectus (the “Secondary Prospectus Supplements” and, collectively with the Primary Prospectus Supplements, the “Prospectus Supplements”).

In rendering the following opinion, we have examined the originals or copies certified or otherwise identified to our satisfaction of all such corporate records of the Company, including the Certificate of Incorporation of the Company, as amended (the “Certificate”), the Amended and Restated Bylaws of the Company, the Registration Statement, a form of the Secondary Warrant Agreement, and such other instruments and other certificates of public officials, officers and representatives of the Company and such other persons, and we have made such investigations of law, as we have deemed appropriate as a basis for the opinion expressed below.

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed, or photostatic copies, and the authenticity of the originals of such latter documents. In making our examination of documents to be executed, we have assumed that at the time of such execution: (i) the parties thereto, including the Company, will have the power, corporate, limited liability company, partnership or other, to enter into and perform all obligations thereunder, (ii) the due authorization by all requisite action, corporate, limited liability company, partnership or other, of the transactions contemplated by such documents, and (iii) the execution and delivery by such parties of such documents, and, as to parties other than the Company, the validity and binding effect of such documents on such parties.

Based upon and subject to the foregoing and the limitations, qualifications, exceptions, and assumptions set forth herein, we are of the opinion that:

1.       The shares of Common Stock proposed to be sold by the Company, when (i) all necessary corporate action on the part of the Company has been taken to authorize the issuance and sale of such shares of Common Stock, and (ii) such shares of Common Stock are issued and delivered upon payment of the consideration therefor (not less than the par value of the Common Stock) in the manner contemplated in the Registration Statement and any Primary Prospectus Supplement relating thereto or upon the conversion, exchange, or exercise of any other Primary Security in accordance with the terms of such Primary Security or the instrument governing such Primary Security providing for such conversion, exchange, or exercise, will be validly issued, fully paid, and non-assessable.

2.       The Warrants proposed to be sold by the Company, when (i) all necessary corporate action on the part of the Company has been taken to authorize the issuance and sale of the Warrants, (ii) a warrant agreement relating to the Warrants (the “Primary Warrant Agreement”) has been duly authorized and validly executed and delivered, (iii) the Primary Warrant Agreement is consistent with the summary description thereof set forth in the Registration Statement, (iv) the Warrants or certificates representing the Warrants have been duly executed and authenticated in accordance with the Primary Warrant Agreement, and (v) the Warrants are issued and delivered by the Company upon payment of the consideration therefor in the manner contemplated in the Registration Statement and any Primary Prospectus Supplement relating thereto, will constitute valid and binding obligations of the Company, enforceable in accordance with their terms.

October 28, 2021

3.       The Subscription Rights proposed to be sold by the Company, when (i) all necessary corporate action on the part of the Company has been taken to authorize the issuance and sale of the Subscription Rights, (ii) a subscription rights agreement relating to the Subscription Rights (the “Subscription Rights Agreement”) has been duly authorized and validly executed and delivered, (iii) the Subscription Rights Agreement is consistent with the summary description thereof set forth in the Registration Statement, and (iv) the Subscription Rights are issued and delivered by the Company upon payment of the consideration therefor in the manner contemplated in the Registration Statement and any Primary Prospectus Supplement relating thereto, will constitute valid and binding obligations of the Company, enforceable in accordance with their terms.

4.       The Purchase Contracts proposed to be sold by the Company, when (i) all necessary corporate action on the part of the Company has been taken to authorize the issuance and sale of the Purchase Contracts, (ii) a purchase contract agreement relating to the Purchase Contracts (the “Purchase Contract Agreement”) has been duly authorized and validly executed and delivered, (iii) the Purchase Contract Agreement is consistent with the summary description thereof set forth in the Registration Statement, and (iv) the Purchase Contracts are issued and delivered by the Company upon payment of the consideration therefor in the manner contemplated in the Registration Statement and any Primary Prospectus Supplement relating thereto, will constitute valid and binding obligations of the Company, enforceable in accordance with their terms.

5.       The Units, when (i) all necessary corporate action on the part of the Company has been taken to authorize the issuance and sale of the Units, (ii) a unit agreement relating to the Units (the “Units Agreement”) has been duly authorized and validly executed and delivered, (iii) the Units Agreement is consistent with the summary description thereof set forth in the Registration Statement, and (iv) the Units are issued and delivered by the Company upon payment of the consideration therefor in the manner contemplated by the Registration Statement and any Primary Prospectus Supplement relating thereto, will constitute valid and binding obligations of the Company, enforceable in accordance with their terms.

6.       The Secondary Common Shares are validly issued, fully paid, and non-assessable shares of Common Stock.

7.       The Secondary Warrant Shares, when issued upon exercise in accordance with the terms of the applicable Secondary Warrant Agreement, will be validly issued, fully paid, and non-assessable shares of Common Stock.

The opinions set forth above are subject to the following qualifications, further assumptions, and limitations:

(a)       the enforcement of any agreements or instruments may be limited by (1) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or other similar laws now or hereafter in effect relating to creditors’ rights generally and (2) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity);

October 28, 2021

(b)       we have assumed that the execution and delivery by the Company of the Primary Warrant Agreement, Subscription Rights Agreement, Purchase Contract Agreement, and Units Agreement and the performance by the Company of its obligations thereunder do not and will not violate, conflict with, or constitute a default under any agreement or instrument to which the Company or any of its properties is subject; and

(c)       we have assumed, with respect to the opinions set forth above, that there will be a sufficient number of unissued shares of Common Stock authorized under the Certificate, and not otherwise reserved for issuance to cover the number of shares of Common Stock issued and delivered in the manner contemplated in the Registration Statement and any Prospectus Supplement relating thereto or upon the conversion, exchange, or exercise of any other Primary Security or Secondary Security in accordance with the terms of such Primary Security or Secondary Security or the instrument governing such Primary Security or Secondary Security providing for such conversion, exchange, or exercise.

Furthermore, we express no opinion as to the validity, binding effect or enforceability of any provision of the Warrants, Subscription Rights, Purchase Contracts, or Units that purport to: (i) give the right of specific performance; (ii) alter rules of civil procedure or evidence; (iii) waive defenses, rights, notices, remedies and/or demands absent a showing of clear intent and knowing waiver or to the extent such rights are not waivable under statute or pursuant to public policy; (iv) create and govern a trustee or creditor in possession status; (v) create indemnities or exculpate a party from liability for its own willful misconduct or gross negligence or where such indemnification or exculpation is contrary to public policy or prohibited by law; (vi) prevent the modification of written documents by oral agreements; (vii) provide for recovery of attorneys’ fees or other expenses of enforcement; (viii) provide for additional interest after default or any other provision imposing charges, fees or other amounts not reasonably related to the costs incurred by the payee and which in any such case are held to be a penalty or forfeiture (including, without limitation, any prepayment penalties or premium); or (ix) provide for severability of contractual provisions.

The foregoing opinion is limited to the laws of the State of New York which are normally applicable to transactions of the type contemplated by the Registration Statement and the General Corporation Law of the State of Delaware, including the applicable provisions of the Delaware Constitution and judicial decisions interpreting those laws as of the date of this opinion, and we do not express any opinion herein concerning the laws of any other jurisdiction.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm in each of the Primary Prospectus and the Secondary Prospectus constituting a part of the Registration Statement under the caption, “Legal Matters.” In giving this consent, we do not thereby admit that we are in a category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Conner & Winters, LLP